EXHIBIT 99.1

The following information was provided by Peter Q. Repetti, the Company’s Chief Financial Officer, in a presentation at the Seventh Annual Needham & Company Growth Conference on January 12, 2005. The slide referenced in Mr. Repetti’s comments is provided below.

Mr. Repetti:	“What I have for you here is just a summary of our last quarter’s results Q3 2004 which we announced in our earnings call on November 9. As you see, we announced total revenues of just shy of $30 million, GAAP net income of 12 cents per share, and cash net income of 16 cents per share. Also, during this quarter, our business generated $18 million of operating cash flow. With that call, we provided Q4 guidance with revenue in the range of $28.3 to $28.8 million, GAAP EPS of 9 to 10 cents and cash EPS of 12 to 13 cents. So, we are pleased with the results of our business closing out Q4 and I can say, at this point, that we will be exceeding each of these metrics for Q4 that we’ve outlined here.”

SAFE HARBOR STATEMENT: The information referenced herein may contain “forward-looking statements” relating to Blackboard Inc. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, undetected software errors, competitive pressures, technical difficulties, market acceptance, availability of technical personnel, changes in client requirements, risks of international operations and general economic conditions. Blackboard undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to January 12, 2005.